Exhibit 10.80

FOURTH AMENDMENT TO PURCHASE CONTRACT

     THIS FOURTH AMENDMENT TO PURCHASE CONTRACT (the “Amendment”) is entered into effective as of June ___, 2005, by and between NBS LOUDOUN GATEWAY IV, L.L.C., a Delaware limited liability company (“Seller”), and CARR CAPITAL CORPORATION, a District of Columbia corporation (“Buyer”).

RECITALS

     A. Seller and Buyer entered into that certain Purchase Contract dated as of February 14, 2005 relating to certain property located at 22980 Indian Creek Drive, Sterling Virginia (as amended, the “Agreement”).

     B. The parties to this Amendment desire to amend the Agreement to confirm the expiration of the Extended Inspection Period and to set the Closing Date, upon the terms and conditions set forth below.

AGREEMENT

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

          1. Incorporation of Recitals. The foregoing recitals are fully incorporated herein by this reference as if fully set forth at this point.

          2. Expiration of Extended Inspection Period. In light of AOL’s execution and delivery of the Tenant Estoppel Certificate dated June 6, 2005 (the “Estoppel”), a copy of which is attached hereto as Exhibit A, Buyer acknowledges that the matters set forth in the AOL Letter are resolved to Buyer’s satisfaction, and the parties agree that the Extended Inspection Period shall be deemed to have expired upon the full execution and delivery of this Amendment. The Additional Earnest Money is due within three (3) business days after the expiration of the Extended Inspection Period.

          3. Closing Date. The parties acknowledge and agree that Closing shall occur on Wednesday, July 13, 2005. Notwithstanding the foregoing, Buyer has the right to extend the Closing to Monday, July 25, 2005 by providing Seller with written notice of the exercise of such extension right and by posting with the Escrowee an additional $500,000.00 deposit (the “Extension Earnest Money”) before 5:00 p.m. on Tuesday, July 12, 2005. The definition of the term “Earnest Money” under the Contract is hereby revised to collectively mean the Initial Earnest Money, the Additional Earnest Money and the Extension Earnest Money. Upon the full execution and delivery of this Amendment, the Earnest Money shall be non-refundable to Buyer except in the event of: (a) a breach of any representation or warranty of Seller hereunder, (b) a default by Seller hereunder, or (c) a failure of a condition to Buyer’s obligations hereunder.

          4. Waiver of SNDA and Additional Estoppel. Buyer hereby waives the right to receive the SNDA or any other estoppel from the Tenant in addition to the Estoppel as conditions to Closing. Notwithstanding the foregoing, in the event that Buyer exercises its right to extend the Closing pursuant to Section 3 of this Amendment, Seller shall, upon Buyer’s written request, make commercially reasonable efforts to obtain the Tenant’s execution to an updated estoppel certificate. Such updated estoppel certificate shall be in the same form as the Estoppel except that it shall reflect the payment of July rent by the Tenant and shall be dated after July 12, 2005. Obtaining the updated estoppel certificate for Buyer shall not be a condition to Closing.

          5. Full Force and Effect; Definitions; Counterparts. Except as amended hereby, the Agreement remains in full force and effect, any previous termination of the Agreement being hereby revoked. All capitalized terms used herein which are not defined herein shall have the same meanings ascribed to them in the Agreement. This Amendment may be signed in identical counterparts and by the exchange of faxed signatures.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first set forth above.

SELLER:

NBS LOUDOUN GATEWAY IV, L.L.C.,
a Delaware limited liability company

By:	18 Chai Corp., an IL corp., its manager

By:

Vice President

BUYER:

CARR CAPITAL CORPORATION, a District of Columbia corporation

By:	/s/ Clinton D. Fisch

Clinton D. Fisch
Principal

EXHIBIT A

Executed Tenant Estoppel Certificate

(to be attached)

A-1